UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 2, 2005

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(415) 733-4000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On June 6, 2005, the Compensation Committee of the Board of Directors of ABM Industries Incorporated (the “Company”) and the Board of Directors of the Company approved a one-time bonus payment of $30,000 to Stephen M. Zaccagnini in recognition of his efforts on the sale of substantially all of the operating assets of its wholly owned subsidiary, CommAir Mechanical Services.

     On June 6, 2005, the Governance Committee of the Board of Directors of the Company approved a director education program under which the Company will provide more formal education and training for non-employee directors, including membership in professional organizations and participation in educational programs. Educational expenses for directors will be approved by the Chair of the Governance Committee and for the Chair of the Governance Committee by the Chair of the Audit Committee.

     On June 7, 2005, the Compensation Committee of the Board of Directors of the Company and the Board of Directors of the Company approved amendments to the Company’s stock option plans changing the definition of “fair market value” used in the Company’s stock option plans when used in reference to the date of grant of an option when by Compensation Committee action the grant is effective on a future date. In that event, the fair market value, which will be used to determine the exercise price of the grant, will be the closing price of the Company’s common stock as quoted in the composite transaction index for the New York Stock Exchange on the effective date as published in the “Wall Street Journal,” or if no sale price was quoted in any such index on such date, then as of the next preceding date on which such a sale price was quoted. Prior plan definitions did not contemplate grants that were effective at a future date.

Item 2.02 Results of Operations and Financial Condition

     On June 7, 2005, the Company issued a press release announcing financial results related to the second quarter of fiscal year 2005. A copy of the press release is attached as Exhibit 99.1, which is incorporated into this item by reference.

Item 8.01 Other Events

     On June 2, 2005, the Company completed the sale of substantially all of the operating assets of its wholly owned subsidiary, CommAir Mechanical Services, a California corporation (“CommAir”), to Carrier Corporation, a Delaware corporation and a wholly owned subsidiary of United Technologies Corporation (“Carrier”), pursuant to the Sale Agreement dated as of May 27, 2005. The operating assets sold included customer contracts, accounts receivable, facility leases and other assets, as well as rights to the name “CommAir Mechanical Services.” The consideration paid to the Company in connection with the sale was $32 million in cash, subject to certain adjustments, and assumption of trade payables and accrued liabilities. The total consideration paid in the sale was determined through arm’s length negotiations between representatives of the Company and Carrier. A copy of the press release announcing the closing of the sale of substantially all of the operating assets of CommAir to Carrier is attached as Exhibit 99.2, which is incorporated into this item by reference.

     On June 7, 2005, the Board of Directors of the Company declared a quarterly dividend of $0.105 per share, payable on August 1, 2005 to stockholders of record on July 8, 2005. A copy of the press release announcing the declaration of the dividend is attached as Exhibit 99.3, which is incorporated into this item by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release of ABM Industries Incorporated dated June 7, 2005, announcing financial results related to the second quarter of fiscal year 2005.

99.2	Press Release of ABM Industries Incorporated dated June 3, 2005, announcing the closing of the sale of substantially all of the operating assets of CommAir Mechanical Services to Carrier Corporation.

99.3	Press Release of ABM Industries Incorporated dated June 7, 2005, announcing the declaration of a dividend.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: June 7, 2005	By:	/s/ George B. Sundby

George B. Sundby Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release of ABM Industries Incorporated dated June 7, 2005, announcing financial results related to the second quarter of fiscal year 2005.

99.2	Press Release of ABM Industries Incorporated dated June 3, 2005, announcing the closing of the sale of substantially all of the operating assets of CommAir Mechanical Services to Carrier Corporation.

99.3	Press Release of ABM Industries Incorporated dated June 7, 2005, announcing the declaration of a dividend.